Exhibit 10.3

Web.com Group, Inc.
Performance Stock Unit Award Grant Notice
2014 Equity Incentive Plan

Web.com Group, Inc. (the “Company”), pursuant to its 2014 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Performance Stock Unit Award in respect of the target and maximum number of performance stock units (“PSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein, including the Vesting Criteria set forth on Exhibit A hereto, the Plan and the Performance Stock Unit Award Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Vesting Criteria, the Plan or the Performance Stock Unit Agreement, as applicable. Except as provided herein, in the event of any conflict between such provisions, the terms of the Plan shall control.

Participant:                    _____________________________
Date of Grant:         _____________________________
Target number of PSUs subject to Award:    _____________________________
Maximum number of PSUs subject to Award:     _____________________________
Performance Period:                _____________________________

Vesting Criteria:	The Award will vest contingent upon attainment of the performance and service conditions specified on the attached Exhibit A (the “Vesting Criteria”).

Determination of Actual Award: On the Date of Grant, the Committee will determine the Target and Maximum number of PSUs subject to Participant’s Award. Following the close of the Performance Period, the Committee will determine and certify the extent to which the Vesting Criteria have been achieved, if at all, and provided that the Participant is in Continuous Service through the last day of the Performance Period, the Company will credit the Participant with an Actual Award representing the number of PSUs, which may be equal to all or a portion (including none) of the Maximum Award, as determined by the Committee.

Issuance Schedule:	The shares of Common Stock to be issued in respect of the Award will be issued in accordance with the issuance schedule set forth in Section 6 of the Performance Stock Unit Agreement.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Performance Stock Unit Grant Notice, the Performance Stock Unit Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Performance
Stock Unit Grant Notice including the Vesting Criteria, the Performance Stock Unit Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersedes all prior oral and written agreements on that subject.

Web.com Group, Inc.                            Participant

By: ___________________________________                _
Signature                                Signature
Title:__________________________________                 Date: ___________________________

Date:    __________________________________

Attachments:	Vesting Criteria, Performance Stock Unit Award Agreement and 2014 Equity Incentive Plan

Exhibit A

Vesting Criteria

Subject to the Participant’s Continuous Service through the Performance Period, the Performance Stock Units granted hereunder shall vest as to a number of shares of the Company’s Common Stock in an amount equal to the product of (1) the Target number of PSUs subject to the Award and (2) the level of achievement on the Vesting Criteria, as determined below, not to exceed the Maximum number of PSUs subject to the Award.
[Insert Vesting Criteria]

Web.com Group, Inc.
2014 Equity Incentive Plan
Performance Stock Unit Award Agreement

Pursuant to the Performance Stock Unit Grant Notice (“Grant Notice”) and this Performance Stock Unit Agreement and in consideration of your services, Web.com Group, Inc. (the “Company”) has awarded you a Performance Stock Unit Award (the “Award”) under its 2014 Equity Incentive Plan (the “Plan”). Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award. This Performance Stock Unit Award Agreement shall be deemed to be agreed to by the Company and you upon the signing by you of the Performance Stock Unit Grant Notice to which it is attached. Capitalized terms not explicitly defined in this Performance Stock Unit Agreement shall have the same meanings given to them in the Plan or the Grant Notice, as applicable. Except as otherwise explicitly provided herein, in the event of any conflict between the terms in this Performance Stock Unit Agreement and the Plan, the terms of the Plan shall control. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.
1.Grant of the Award. This Award represents the right to be issued on a future date a number of shares of the Company’s Common Stock to be determined by reference to the Vesting Criteria and the Target number of performance stock units indicated in the Grant Notice (the “PSUs”). As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the Target number of PSUs subject to the Award. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of PSUs or the delivery of the Common Stock to be issued in respect of the Award.
2.Vesting. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the Vesting Criteria provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. Upon such termination of your Continuous Service, the PSUs credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in the PSUs or the shares of Common Stock to be issued in respect of the Award.
3.Number of Shares.
(a)The Target number of PSUs subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.
(b)Any additional PSUs that become subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other PSUs covered by your Award.
(c)Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3. The Board shall, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3.
4.Securities Law Compliance. You may not be issued any shares in respect of your Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.Transfer Restrictions. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock subject to the Award until the shares are issued to you in accordance with Section 6 of this Agreement. After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Agreement.
6.Date of Issuance.
(a)The Company will deliver to you a number of shares of the Company’s Common Stock equal to the number of vested PSUs subject to your Award, including any additional PSUs received pursuant to Section 3 above that relate to those vested PSUs on the applicable vesting date(s). However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day. Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting officers and directors to sell shares only during certain “window” periods, in effect from time to time (the “Policy”) or you are otherwise prohibited from selling shares of the Company’s Common Stock in the public market and any shares covered by your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you or a day on which you are permitted to sell shares of the Company’s common stock pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy, or does not occur on a date when you are otherwise permitted to sell shares of the Company’s common stock on the open market, and (ii) you have elected a same day sale procedure for satisfaction of the applicable withholding tax obligations as specified in Section 9, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you are still providing Continuous Services at such time) or the next business day when you are not prohibited from selling shares of the Company’s Common Stock in the open market, but in no event later than the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the shares to be issued in respect of the Award vest (the “Latest Permitted Distribution Date”). Delivery of the shares pursuant to the provisions of this Section 6(a) is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner. The form of such delivery of the shares (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(b)The provisions in this Agreement for delivery of the shares in respect of the Award are intended or to provide a basis for the short-term deferral exemption from application of Section 409A of the Code so that the delivery of the shares will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.
7.     Dividends. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.
7.Restrictive Legends. The shares issued in respect of your Award shall be endorsed with appropriate legends determined by the Company.
8.Award not a Service Contract.
(a)Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice.  Nothing in this Performance Stock Unit Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in Section 2 herein or the issuance of the shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Performance Stock Unit Agreement or the Plan shall:  (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Performance Stock Unit Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.
(b)By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the schedule set forth in Section 2 is earned in part by continuing as an employee, director or consultant at the will of the Company (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”).  You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Performance Stock Unit Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Performance Stock Unit Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Continuous Service at any time, with or without cause and with or without notice.
9.Withholding Obligations.
(a)On or before the time you receive a distribution of the shares subject to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Taxes”). Prior to the date that your Withholding Taxes obligation is triggered, you will separately be provided with an estimate of your Withholding Taxes liability and an election form upon which you may select the method of satisfaction of your Withholding Taxes obligation (the “Withholding Taxes Election Form”).
(b)As further specified on the Withholding Taxes Election Form, you may satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) deposit cash into your E*Trade account; (ii) a “same day sale” procedure under a Regulation T Program whereby you authorize E*Trade to sell a number of whole shares necessary to cover the Withholding Taxes, (iii) tender a cash payment to the Company via check or money order and authorize the Company to “true up” the actual Withholding Taxes amount owed by crediting or debiting your next regular payroll; or (iv) a “net share settlement” whereby you authorize the Company to withhold shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income. If you elect to satisfy the Withholding Taxes obligation via a net share settlement, such election will be subject to and contingent upon the prior approval of the Company, in its sole discretion. A “same day sale” procedure method for satisfaction of your Withholding Taxes obligation will not be available if you are not permitted to sell those shares of the Company’s common stock on the open market for any reason on the applicable date.
(c)If you do not make a timely election on the Withholding Taxes Election Form for the method for satisfaction of payment of the Withholding Taxes obligation, or you elect a same day sale procedure that is not available because you are not permitted so sell the shares into the open market, or you make an election to deposit cash into your E*Trade account or to tender a cash payment to the Company but fail to make such payments, then the default method for satisfaction of the Withholding Taxes obligation will be a net share settlement, subject to the prior approval of the Company as specified above. If approval for a net share settlement method (whether elected by you or as the defaulted method) is not received, then the Withholding Taxes will be satisfied via a same day sale; provided, however that if such procedure is not available due to trading restrictions, then you must satisfy the Withholding Taxes obligation either by depositing cash into your E*Trade account or by tendering a cash payment to the Company via check or money order.
(d)Unless the Withholding Taxes obligations of the Company and/or any Affiliate are satisfied no later than the earlier of (i) fifteen days following the date the distribution of the shares of Common Stock is scheduled to occur, or (ii) the second business day preceding the Latest Permitted Distribution Date, then the Company shall have no obligation to deliver to you any Common Stock, you will forfeit any right that you have to receive such shares, and you will not receive any other consideration for such shares or such portion of the Award to which the shares relate.
(e)In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
10.Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
11.Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting officers and directors to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.
12.Notices. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
13.Miscellaneous.
(a)The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.
(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(c)You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.
(d)This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
14.Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided herein, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.
15.Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
16.Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
17.Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

Web.com Group, Inc.
2014 Equity Incentive Plan